UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2008

PANTERA PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52506

(Commission File Number)

98-0440762

(IRS Employer Identification No.)

111 Congress Avenue, Suite 400, Austin, Texas 78701

(Address of principal executive offices and Zip Code)

512.391.3868

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Pantera Petroleum Inc. (the “Company”) has recently become aware of unsolicited and unauthorized literature distributed in the European Union from a company named Fosse McKenzie Financial that appears to have featured information about the Company, its business and its stock price. The literature has not been initiated, reviewed, approved or authorized by the Company, and the Company cannot confirm that such literature contains accurate information. The Company has previously not been aware of even the existence of the firm Fosse McKenzie Financial or its materials, and the Company does not currently, nor has it ever, had any relationship with Fosse McKenzie Financial. The Company’s management would like to clarify to its shareholders and prospective investors that the only information to be relied upon regarding the Company is information directly released by the Company or contained in public information such as its SEC filings available at http://www.sec.gov. The Company also highly recommends that any investor interested in the Company consult with a reputable investment firm before making any investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANTERA PETROLEUM INC.

/s/ Chris Metcalf

Chris Metcalf

Chief Executive Officer,

President and Director

Date: June 27, 2008

CW1954073.1